UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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DARDEN RESTAURANTS, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE AND OPPORTUNITY C LP
STARBOARD LEADERS DELTA LLC
STARBOARD LEADERS FUND LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
STARBOARD VALUE A LP
STARBOARD VALUE A GP LLC
STARBOARD VALUE R LP
STARBOARD VALUE R GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
BRADLEY D. BLUM
CHARLES M. SONSTEBY
ROBERT MOCK
CRAIG S. MILLER
BETSY S. ATKINS
MARGARET SHÂN ATKINS
JEAN M. BIRCH
JAMES P. FOGARTY
CYNTHIA T. JAMISON
WILLIAM H. LENEHAN
LIONEL L. NOWELL, III
ALAN N. STILLMAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein, has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of a slate of director nominees at the 2014 annual meeting of shareholders of Darden Restaurants, Inc., a Florida corporation.

Item 1: On September 26, 2014, Starboard Value LP issued the following press release:

ISS RECOMMENDS FOR ALL TWELVE OF STARBOARD’S NOMINEES FOR DARDEN

Concludes that “Significant Board Change Is Warranted” and Recommends Darden Shareholders Vote to Elect All Twelve of Starboard’s Nominees at Upcoming Annual Meeting on Starboard’s WHITE Proxy Card

States that Starboard Has Assembled a “Compelling Slate with Extensive, Deep, and Relevant Experience” that “Is Endowed with an Embarrassment of Riches”

Finds that Starboard Has Provided a “More Thoughtful Solution to Board Continuity”

Starboard is Extremely Gratified by the Resounding Show of Support From the Two Leading Independent Proxy Voting Advisory Firms in Recommending for the Election of Starboard’s Entire Slate of World-Class Nominees

Starboard Urges All Shareholders to Follow the Lead of ISS and Glass Lewis and Vote the WHITE Proxy Card to Support the Election of All Twelve of Starboard’s Highly Qualified Nominees

NEW YORK, NY – September 26, 2014 – Starboard Value LP (together with its affiliates, “Starboard“), one of the largest shareholders of Darden Restaurants, Inc. (“Darden” or the “Company”)(NYSE:DRI), with beneficial ownership of approximately 8.8% of the outstanding common stock of the Company, today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy voting advisory firm, has recommended that Darden shareholders vote on Starboard’s WHITE proxy card to elect all twelve of Starboard’s highly qualified nominees, Betsy S. Atkins, Margaret Shân Atkins, Jean M. Birch, Bradley D. Blum, Peter A. Feld, James P. Fogarty, Cynthia T. Jamison, William H. Lenehan, Lionel L. Nowell, III, Jeffrey C. Smith, Charles M. Sonsteby, and Alan N. Stillman, to the Darden Board of Directors (the “Board”) at the upcoming 2014 Annual Meeting of Shareholders (the “Annual Meeting”).

ISS’ overwhelming show of support marks the second call for resounding change from a leading independent proxy voting advisory firm in recommending that shareholders vote for all twelve of Starboard’s supremely qualified nominees on Starboard’s WHITE proxy card.  Glass Lewis & Co., LLC (“Glass Lewis”) has also recommended that Darden shareholders vote on Starboard’s WHITE proxy card to elect all twelve of Starboard’s highly qualified nominees after concluding that Starboard “has made a compelling case that election of all of its nominees is warranted” and that the election of all twelve of Starboard’s nominees “is more likely to effect long-term improvements and provide greater board oversight” at Darden.

Starboard urges all Darden shareholders to support ISS’ and Glass Lewis’ calls for resounding change on the Board by voting the WHITE proxy card TODAY to elect all twelve of Starboard’s world-class nominees at the Annual Meeting.

Notably, the threshold required for a shareholder to attain an ISS recommendation in an election contest where the dissident is seeking a majority of board seats is quite high.  In such situations, “ISS looks for a well-reasoned and detailed business plan (including the dissidents’ strategic initiatives), a transition plan that describes how the change in control of the company will be effected, and where management continuity may be an issue, the identification of a qualified and credible management team.”

ISS concluded that shareholders should vote for ALL TWELVE of Starboard’s nominees on Starboard’s WHITE proxy card saying:

“As the dissidents have made a compelling case that a change in control is warranted, have provided a detailed strategic and operating plan to minimize the risk of unintended consequences, and nominated a compelling slate of candidates – and in particular because election of all twelve dissident nominees will also result in the dissidents expanding the board to add back two current incumbents, enabling a more thoughtful approach to board continuity – votes FOR each of the twelve dissident nominees are warranted.”

Jeffrey C. Smith, Chief Executive Officer of Starboard Value LP, stated, “We are deeply appreciative of the overwhelming support from ISS, a leading independent proxy voting advisory firm, in recommending that Darden shareholders vote for all twelve of our extremely qualified nominees at the upcoming Annual Meeting.  Like Glass Lewis, ISS’ recommendation provides significant validation that the election of our complete board slate will provide the Company with the best leadership in order to oversee a successful turnaround of the Company and to select the best possible CEO.  We are also deeply gratified that ISS recognized the strength and depth of our world-class slate of nominees, noting that our slate is ‘endowed with an embarrassment of riches.’ We are also extremely pleased that ISS has affirmed our ‘more thoughtful solution to board continuity.’”

Concluded Smith, “We continue to greatly appreciate the strong support from shareholders who have already voted for Starboard’s nominees on the WHITE proxy card and urge all of our fellow shareholders to follow the lead of ISS and Glass Lewis and vote on the WHITE proxy card TODAY for the election of all twelve of our world-class nominees who are committed to representing the best interests of all Darden shareholders.”

Excerpts from ISS’ Analysis & Recommendation

On the Strong Qualifications and Backgrounds of All Twelve of Starboard’s Nominees:

“Against that backdrop, the slate the dissidents have assembled is endowed with an embarrassment of riches—in experience on public company boards, in significant restaurant operating experience across a number of concepts (including the experience of developing the Olive Garden concept itself), in turnarounds within and beyond the restaurant sector, in franchised and non-franchised business models, in financial expertise, even in real estate.”

On Starboard’s “More Thoughtful Solution” for Board Continuity:

“On the other hand, the dissidents have pledged in their proxy statement that, if all 12 dissident nominees are elected, they will expand the board and reappoint 2 incumbents—thoughtfully addressing any continuity issues by selecting the most appropriate of the incumbent directors, not merely those available at the ballot.”

On Concluding that Significant Change at Darden is Warranted:

“Given the significant underperformance relative to its closest peers; the apparent continuity of that trend despite two separate strategic plans, the divestiture of Red Lobster, and the exit of the CEO; and the incumbent board’s willingness to ignore a clear mandate from a majority of shareholders, instead selling the company’s largest operating business for net proceeds representing a fraction of that business’ annual EBITDA, there is little doubt that significant board change is warranted.”

On Blatantly Ignoring Shareholder Rights in Connection with the Red Lobster Sale:

“The board was within its legal right to sell that business without the approval of shareholders. To have done so in the face of a clear and substantial mandate from shareholders, however, begs the question of whose interests it was really protecting. To defend such an action, at the very least, one has to argue that shareholders cannot be trusted to understand the business or strategic issues, or know what is best for them.”

“It seems clear, from the dissidents’ deconstruction of the Red Lobster sale, that the shareholder suggestions the board so vehemently opposed—in particular, unlocking value through a real estate transaction—did in fact hold significant opportunity. It also seems clear that the sale of that business was in fact, as the dissidents have charged, something very close to a giveaway.”

“But if the transaction could have been more thoughtfully structured to reduce or eliminate tax liability—as the dissidents suggested half a year ago, in transaction structures which have since been used to great effect by Life Time Fitness and Liberty to unlock the value of their real estate—then this defense is really just a shell game: the transaction the board agreed to did in fact give away significant value, exactly as shareholders voting for the special meeting appear to have anticipated.”

“One also has to presume—and the market reaction to the transaction suggests this is not such a stretch—that there is in fact no compelling narrative which can explain why the Red Lobster transaction was either necessary or wise.”

ISS’ Conclusion that Shareholders Should Vote for ALL TWELVE of Starboard’s Nominees:

“As the dissidents have made a compelling case that a change in control is warranted, have provided a detailed strategic and operating plan to minimize the risk of unintended consequences, and nominated a compelling slate of candidates –and in particular because election of all twelve dissident nominees will also result in the dissidents expanding the board to add back two current incumbents, enabling a more thoughtful approach to board continuity –votes FOR each of the twelve dissident nominees are warranted.”

STARBOARD URGES ALL SHAREHOLDERS TO FOLLOW THE RECOMMENDATIONS OF ISS AND GLASS LEWIS

 VOTE FOR THE MOST QUALIFIED SLATE OF DIRECTORS TO RESTORE AND ENHANCE THE VALUE OF YOUR DARDEN INVESTMENT

PLEASE SIGN, DATE, AND MAIL THE WHITE PROXY CARD TODAY

If you have any questions or require any assistance with your vote, please contact Okapi Partners LLC at the numbers listed below.

Starboard’s publicly filed investor materials can be accessed at www.shareholdersfordarden.com.

About Starboard Value LP
Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. Starboard invests in deeply undervalued small cap companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:
Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

Okapi Partners
Bruce H. Goldfarb/Patrick McHugh
(212) 297-0720
(877) 285-5990 (Toll-Free)

Item 2: The following materials were posted by Starboard Value LP to www.shareholdersfordarden.com: